                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS,  that the undersigned hereby constitutes and appoints  Julie A. Piton and Sarah  Wichman,  and each of them, his true and lawful attorney-in-fact to:

        (1) Execute for and on behalf of the undersigned,  in the  undersigned's capacity  as  an  officer,  director  or  10%  holder  of  AtriCure,  Inc.  (the
"Company"),  a reporting  company under the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"), any and all Forms 3, 4 and 5 required to be filed by the  undersigned in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

        (2) Do and perform any and all acts for and on behalf of the undersigned which may be  necessary  or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the United States  Securities  and Exchange
Commission and any stock exchange or similar authority; and

        (3) Take any other action of any type  whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best  interest  of, or legally  required  by, the  undersigned,  it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and  conditions as such  attorney-in-fact  may approve in her discretion.

        The undersigned hereby grants to each such  attorney-in-fact  full power and  authority  to do and  perform  all  and  every  act  and  thing  whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and  powers  herein  granted,  as  fully  to all  intents  and  purposes  as the undersigned  might  or  could  do if  personally  present,  with  full  power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney-in-fact,  or her substitute or substitutes,  shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers  herein granted. The undersigned acknowledges that no such attorney-in-fact,  in serving in such capacity at the request of the undersigned,  is hereby assuming,  nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act of 1934.

        This Power of Attorney  shall  remain in full force and effect until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of June, 2007.

                                        By:   /s/ David J. Drachman
                                              ----------------------------------
                                        Name: David J. Drachman